Exhibit 10.2

AMENDMENT NO. 1

This Amendment No. 1 (the “Agreement”) dated as of May 4, 2015 (the “Amendment Effective Date”) is among Continental Resources, Inc., an Oklahoma corporation (“Borrower”), Banner Pipeline Company L.L.C., an Oklahoma limited liability company (“Banner”), CLR Asset Holdings, LLC, an Oklahoma limited liability company (together with Banner, the “Guarantors”), the Lenders (as defined below) party to this Agreement, and MUFG Union Bank, N.A. (f/k/a Union Bank, N.A.), as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

A.The Borrower is party to the Revolving Credit Agreement dated as of May 16, 2014, (the “Credit Agreement”) with the lenders party thereto from time to time (the “Lenders”) and as the Administrative Agent.

B.The Borrower has requested that Section 6.04 of the Credit Agreement (Maximum Consolidated Net Debt to Total Capitalization Ratio) be amended to exclude the impact of non-cash impairments on Consolidated Stockholders’ Equity for impairments recorded after June 30, 2014.

THEREFORE, the Borrower, the Lenders party to this Agreement, and the Administrative Agent agree as follows:
Section 1.Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings herein assigned. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
Section 2.    Other Definitional Provisions. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
Section 3.    Amendments. The definition of “Consolidated Stockholders’ Equity” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following new definition:
“Consolidated Stockholders’ Equity” means, at any date, the total stockholders’ equity of the Borrower and the Restricted Subsidiaries plus, to the extent resulting in a reduction of total stockholders’ equity, the amount of any non-cash impairment charges incurred, net of any tax effect, after June 30, 2014, determined on a consolidated basis in accordance with GAAP.

Section 4.    Borrower Representations and Warranties. The Borrower represents and warrants that: (a) the representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties continue to be true and correct in all material respects as of such specified earlier date; provided that (i) in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (ii) the representations and warranties in Sections 3.04(b) and 3.05(a) of the Credit Agreement shall be made only as of the Effective Date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by all necessary corporate action; (d) this Agreement constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and (e) the execution, delivery and performance by the Borrower of this agreement do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect (except for any reports required to be filed by the Borrower with the SEC pursuant to the Exchange Act, provided that the failure to make any such filings shall not affect the validity or enforceability of this Agreement or the rights and remedies of the Administrative Agent and the Lenders hereunder or thereunder).
Section 5.    Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Subsidiary Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably, jointly and severally, guarantee the full and punctual payment of, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (as defined in the Subsidiary Guaranty), subject to the terms of the Subsidiary Guaranty. Each Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Subsidiary Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
Section 6.    Conditions to Effectiveness. This Agreement shall become effective on the Amendment Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)    The Administrative Agent shall have a counterpart of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Required Lenders.
(b)    No Default shall have occurred and be continuing as of the Amendment Effective Date.
(c)    The representations and warranties in this Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof).
(d)    The Borrower shall have paid all reasonable costs and expenses of counsel to the Administrative Agent which have been invoiced to the Borrower at least one Business Day prior to the date hereof and are payable pursuant to Section 9.03(a) of the Credit Agreement and for which the Administrative Agent and the Borrower have not agreed to alternate arrangements with respect to the payment of such costs and expenses.
Section 7.    Acknowledgments and Agreements.
(a)    The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.
(b)    The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Except as otherwise expressly contemplated herein, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.
(c)    This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 8.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
Section 9.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 10.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.    Governing Law. The governing law provisions set forth in Section 9.10 of the Credit Agreement apply to this Agreement.
Section 12.    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[Remainder of this page intentionally left blank. Signature pages follow.]

EXECUTED effective as of the date first above written.

BORROWER:                CONTINENTAL RESOURCES, INC.

By: /s/ John D. Hart
Name: John D. Hart
Title: Senior Vice President, Chief Financial Officer, and Treasurer

GUARANTORS:                BANNER PIPELINE COMPANY L.L.C.
(for purposes of Section 5 only)

By: /s/ John D. Hart
Name: John. D. Hart
Title: Manager

CLR ASSET HOLDINGS, LLC

By: Continental Resources, Inc., its member as manager

By: /s/ John D. Hart
Name: John. D. Hart
Title: Senior Vice President, Chief Financial Officer, and Treasurer

ADMINISTRATIVE AGENT/LENDER:

MUFG UNION BANK, N.A.,
as Administrative Agent
and a Lender

By: /s/ Haylee Dallas
Name: Haylee Dallas
Title: Vice President

LENDERS:
BANK OF AMERICA, N.A.,
as a Lender

By: /s/ Raza Jafferi
Name: Raza Jafferi
Title: Vice President

COMPASS BANK,
as a Lender

By: /s/ Kathleen J. Bowen
Name:    Kathleen J. Bowen
Title:    Managing Director

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By: /s/ James L. Moyles
Name: James L. Moyles
Title: Authorised Signatory

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:/s/ Tara McLean
Name: Tara McLean
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:/s/ Dave Katz
Name: Dave Katz
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:/s/ Charles D. Kirkham
Name: Charles D. Kirkham
Title: Managing Director

CITIBANK, N.A.,
as a Lender

By:/s/ Cliff Vaz
Name: Cliff Vaz
Title: Vice President

TORONTO DOMINION (NEW YORK) LLC,
as a Lender

By: /s/ Savo Bozic
Name: Savo Bozic
Title: Authorized Signatory

SANTANDER BANK, N.A.,
as a Lender

By: /s/ Aidan Lanigan
Name: Aidan Lanigan
Title: SVP

By: /s/ Pviki Lok
Name: Pviki Lok
Title: VP

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ Sandra Aultman
Name: Sandra Aultman
Title: Managing Director

DNB CAPITAL LLC,
as a Lender

By: /s/ Asulv Tveit
Name: Asulv Tveit
Title: First Vice President

By: /s/ Joe Hylke
Name: Joe Hykle
Title: Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By: /s/ William M. Reid
Name: William M. Reid
Title: Authorized Signatory

By: /s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

MIZUHO BANK, LTD,
as a Lender

By: /s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

MIDFIRST BANK,
as a Lender

By: /s/ James P. Boggs
Name: James P. Boggs
Title: Senior Vice President